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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  December 16, 2003

                           WESTERBEKE CORPORATION

           (Exact name of Registrant as specified in its Charter)

          Delaware                 0-15046                  04-1925880
(State or other Jurisdiction)    (Commission              (IRS Employer
      of Incorporation)          File Number)           Identification No.)

                       Myles Standish Industrial Park
                            150 John Hancock Road
                              Taunton, MA 02780
                  (Address of principal executive offices)

     Registrant's telephone number, including area code:  (508) 823-7677


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ITEM 5.   Other Events.

      On December 16, 2003, Westerbeke Corporation (the "Corporation") entered into an amendment of the Agreement and Plan of Merger between the Corporation and Westerbeke Acquisition Corporation, previously announced on May 5, 2003. The amendment provides for an increase in the merger consideration from $3.00 to $3.26 per share in cash. The amendment also makes the settlement and dismissal with prejudice of the purported class action lawsuit on the terms contemplated by the memorandum of understanding, previously announced on December 5, 2003, a condition to each party's obligation to complete the merger. The amendment also extends from October 31, 2003 to March 31, 2004 the date on which either party can terminate the merger agreement if the merger has not been completed (other than by reason of a breach of the merger agreement by the party seeking to terminate).

      The Corporation anticipates holding a special meeting in the first quarter of 2004 at which the Corporation's stockholders will vote on the merger agreement, as amended. The Board of Directors of the Corporation has fixed December 17, 2003 as the record date for the special meeting. There can be no assurance that the merger will be completed.

ITEM 7.   Financial Statements and Exhibits.

(c)   Exhibits.

99.1 Press release, dated December 17, 2003, regarding the amendment of the merger agreement between the Corporation and Westerbeke
      Acquisition Corporation.

99.2. Amendment No. 1 to Agreement and Plan of Merger


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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WESTERBEKE CORPORATION

Date:  December 17, 2003

                                       By:  /s/ Gregory Haidemenos
                                            -------------------------------
                                            Gregory Haidemenos
                                            Principal Financial and
                                            Accounting Officer


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